UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 6, 2017

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As reported in its Annual Report on Form 10-K filed on the date hereof, on March 6, 2017, Lipocine Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement, dated March 6, 2017 (the “Sales Agreement”), with Cantor Fitzgerald & Co., as agent (“Cantor Fitzgerald”), pursuant to which the Company may issue and sell shares of its common stock, $0.0001 par value per share, having an aggregate offering price of up to $20.0 million (the “Shares”) from time to time through Cantor Fitzgerald (the “Offering”). The material terms of the Sales Agreement are described in the Company’s Annual Report on Form 10-K filed on the date hereof. Also on March 6, 2017, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing Registration Statement on Form S-3 (File No 333-199093), which became effective on October 14, 2014 (the “Registration Statement”).

Dorsey & Whitney LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	March 6, 2017	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP, dated March 6, 2017
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above).